UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2017

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Explanatory Note

This Amendment No. 1 on Form 8-K/A is an amendment to the Current Report on Form 8-K, or the Form 8-K, of KemPharm, Inc., a Delaware corporation, or KemPharm, filed with the Securities and Exchange Commission on May 10, 2017. This Amendment No. 1 being furnished for the sole purpose of including as exhibits a corrected version of a press release and investor presentation as described in further detail in Item 2.02 below.

Item 2.02          Results of Operations and Financial Condition.

On May 22, 2017, KemPharm filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, or the Form 10-Q. KemPharm is furnishing this amendment on Form 8-K/A to the Form 8-K to correct an error which affected the amount of the non-cash fair value adjustment to the derivative and warrant liability for the three months ended March 31, 2017. This correction is reflected in the press release furnished as Exhibit 99.1 to this Amendment No. 1 to Form 8-K, or the press release, and as disclosed in the investor presentation furnished as Exhibit 99.2 to this Amendment No. 1 to Form 8-K, or the investor presentation. The error did not affect total cash and security-related amounts, which includes cash, cash equivalents, restricted cash, marketable securities, trade date receivables and long-term investments, as of March 31, 2017. In addition, operating loss was unchanged.

The error required a correction of certain amounts reflected in the body of the press release, including the statement in the first bullet under the heading "Financial Highlights" which should read "Net loss of $1.11 per basic and diluted share for the quarter ended March 31, 2017" and the first paragraph under the heading "Q1 2017 Financial Results" which should read as follows:

"KemPharm's reported net loss of $16.3 million, or $1.11 per basic and diluted share for Q1 2017, compared to net loss of $2.9 million, or $0.20 per basic and diluted share, for the same period in 2016. The increase in net loss for Q1 2017 was primarily attributable to a period-over-period change of $17.5 million in fair value adjustment caused by non-cash expense of $7.2 million for the three months ended March 31, 2017 compared to non-cash income of $10.3 million for the three months ended March 31, 2016 related to changes in the derivative and warrant liability for each period. Also contributing to the increase in net loss is an increase in loss from operations of $0.4 million and an increase in net interest expense and other items of $0.2 million. These increases in costs were partially offset by the non-recurrence in 2017 of a non-cash loss on extinguishment of debt of $4.7 million recognized during the three months ended March 31, 2016 related to the payment of a term note. Loss from operations for Q1 2017 was $7.4 million, compared to $7.0 million for the same period in 2016. The increase in loss from operations for Q1 2017 compared to the same quarter in 2016 was primarily due to an increase in research and development costs of $0.9 million with increased activity on the development programs for KP415, KP201/IR and KP511, offset by a decrease of $0.5 million in general and administrative expenses."

The error also required a correction of certain amounts disclosed in the tables at the end of the press release, including "Fair value adjustment," the corrected total of which is $(7.216 million), "Total other (expense) income," the corrected total of which is $(8.946 million), "Loss before income taxes," the corrected total of which is $(16.326 million), "Net Loss," the corrected total of which is $(16.322 million), and "Net Loss per share, basic and diluted" the corrected total of which is $(1.11) per share, in the Unaudited Condensed Statement of Operations and "Derivative and warrant liability," the corrected total of which is $11.834 million, "Total liabilities," the corrected total of which is $109.570 million, "Accumulated deficit," the corrected total of which is $(137.662 million), and "Total stockholders' deficit," the corrected total of which is $(33.929 million), in the Condensed Balance Sheets.

The error also required a correction of certain amounts reflected in the investor presentation, including, on slide 4, the statement "Net loss of $0.84 per basic and diluted share for the quarter ended 3/31/2017" should read "Net loss of $1.11 per basic and diluted share for the quarter ended 3/31/2017" and, on slide 12, the statement "Q1 net loss of $12.2M, or $0.84 per basic and diluted share, vs. Q1 2016 net loss of $2.9M, or $0.20 basic and diluted shares" should read "Q1 net loss of $16.3M, or $1.11 per basic and diluted share, vs. Q1 2016 net loss of $2.9M, or $0.20 basic and diluted shares." In addition, also on slide 12, the statement "Net loss for Q1 2017 increased primarily due to non-cash fair value adjustments to our derivative and warrant liabilities, which shifted from non-cash income of $10.3 million in Q1 2016 to a non-cash loss of $3.1 million in Q1 2017 " should read "Net loss for Q1 2017 increased primarily due to non-cash fair value adjustments to our derivative and warrant liabilities, which shifted from non-cash income of $10.3 million in Q1 2016 to a non-cash loss of $7.2 million in Q1 2017."

A copy of the corrected press release and investor presentation is furnished as Exhibits 99.1 and 99.2, respectively, to this Amendment No. 1 on Form 8-K/A.

KemPharm previously conducted a conference call to review its financial results on May 10, 2017, at 4:30 p.m. Eastern Time.

The information contained in the press release and investor presentation furnished as Exhibits 99.1 and 99.2, respectively, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is not incorporated by reference into any of KemPharm"s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, originally dated May 10, 2017, as updated May 23, 2017.
99.2	Investor presentation, originally dated May 10, 2017, as updated May 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: May 23, 2017	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, originally dated May 10, 2017, as updated May 23, 2017.
99.2	Investor presentation, originally dated May 10, 2017, as updated May 23, 2017.